UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 28, 2005

SNRG CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-33193

(Commission File Number)

88-0435904

(IRS Employer Identification No.)

2401 Fountain View Drive, Houston, Texas 77070

(Address of principal executive offices and Zip Code)

(713) 782-5758

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 28, 2005 the Registrant signed a 20 year sales contract with Reagent Chemical and Research, Inc. whereby the Registrant has agreed to sell 100% of the future production of hydrochloric acid produced (stabilized annual production estimated to be 95,000 wet tons per year) from its Bay City gasification facility to Reagent Chemical and Research Inc. at a price of $30.00 per wet standard ton.

Reagent Chemical and Research, Inc. is a privately held Delaware corporation, headquartered at Ringoes, New Jersey with production, terminals, bulk plants, warehouses, and sales offices strategically located throughout the United States. Reagent Chemical and Research, Inc. was established in 1959 by the Skeuse family and is still owned and operated by the family today.

Exhibit 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1	Sales Agreement with Reagent Chemical & Research, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNRG CORPORATION

By:	/s/ D. Elroy Fimrite

D. Elroy Fimrite

President and Chief Executive Officer

Date: September 28, 2005